     As filed with the Securities and Exchange Commission on December 23, 1997.
                                                                      --
                                               Registration No.
                                                                ----------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                          FIRST SAVINGS BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

           NORTH CAROLINA                                 56-1842701
   (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                     Identification No.)

                             POST OFFICE BOX 1657
                             205 S.E. BROAD STREET
                   SOUTHERN PINES, NORTH CAROLINA 28388-1657
                    (Address of Principal Executive Offices)

   FIRST SAVINGS BANK OF MOORE COUNTY, INC., SSB EMPLOYEE STOCK OPTION PLAN
                 FIRST SAVINGS BANK OF MOORE COUNTY, INC., SSB
                 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS

                           (Full title of the Plans)
                              ____________________

                       WILLIAM E. SAMUELS, JR., PRESIDENT
                              POST OFFICE BOX 1657
                             205 S.E. BROAD STREET
                   SOUTHERN PINES, NORTH CAROLINA 28388-1657
                                 (910) 692-6222
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:
                             RANDALL A. UNDERWOOD
                           BROOKS, PIERCE, MCLENDON,
                          HUMPHREY & LEONARD, L.L.P.
                             POST OFFICE BOX 26000
                            2000 RENAISSANCE PLAZA
                             230 NORTH ELM STREET
                       GREENSBORO, NORTH CAROLINA 27420

                                      CALCULATION OF REGISTRATION FEE
================================================================================================
    TITLE OF SECURITIES       AMOUNT TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
      TO BE REGISTERED        REGISTERED/1/   OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
                                                 PER UNIT           PRICE/4/            FEE
------------------------------------------------------------------------------------------------
Common Stock, no par value       360,000/2/      $13.15625/3/        $4,736,250.00     $1,435.23
------------------------------------------------------------------------------------------------
Common Stock, no par value       360,000/5/      $10.00   /6/        $3,600,000.00     $1,090.91
================================================================================================

                           (Footnotes on Next Page)

 THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE
  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND 17 C.F.R.
                                  (S)230.462.

     /1/Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Savings Bank of Moore County, Inc., SSB Employee Stock Option Plan ("Employee Stock Option Plan") and First Savings Bank of Moore County, Inc., SSB Nonqualified Stock Option Plan for Directors ("Director Stock Option Plan") as a result of a reclassification, reorganization, recapitalization, stock split, stock dividend or similar occurrence which makes an adjustment of shares just and appropriate.

     /2/Represents the total number of shares which may be issued pursuant to options granted under the Employee Stock Option Plan.

     /3/For purposes of calculating the registration fee, the proposed maximum offering price per unit is the weighted average of the exercise price for options to purchase 270,000 shares which have been granted under the Employee Stock Option Plan and the assumed exercise price for the remaining 90,000 shares subject to option under the Employee Stock Option Plan, determined in accordance with Rule 457(c) based upon the high and low trading prices of the Registrant's Common Stock on December 16, 1997.

     /4/Estimated total for the purposes of calculating the registration fee in accordance with Rule 457(h).

     /5/Represents the total number of shares which may be issued pursuant to options granted under the Director Stock Option Plan.

     /6/For purposes of calculating the registration fee, the proposed maximum offering price per unit is the exercise price for options to purchase 360,000 shares which have been granted under the Director Stock Option Plan.

================================================================================

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM I.  PLAN INFORMATION.

     This Registration Statement on Form S-8 relates to the registration of up to 360,000 shares of common stock, no par value, of First Savings Bancorp, Inc. (the "Registrant") which are reserved for issuance pursuant to options which have been or may be granted under the First Savings Bank of Moore County, Inc., SSB Employee Stock Option Plan ("Employee Stock Option Plan") and up to 360,000 shares of common stock, no par value, of the Registrant which are reserved for issuance pursuant to options which have been or may be granted under the First Savings Bank of Moore County, Inc., SSB Nonqualified Stock Option Plan for Directors ("Director Stock Option Plan"). The Employee Stock Option Plan and Director Stock Option Plan are hereinafter referred to collectively as the
"Stock Option Plans".   This Registration Statement also relates to an
indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Stock Option Plans as a result of a reclassification, reorganization, recapitalization, stock split, stock dividend or similar occurrence which makes an adjustment of shares just and appropriate. Documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Stock Option Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The required statement is contained in the prospectus to be delivered pursuant to Part I of this Registration Statement as specified by Rule 428(b)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K referred to in clause (a) above.

     (c) The description of the Registrant's Common Stock contained in the Proxy Statement --Prospectus of First Savings Bank of Moore County, Inc., SSB for its 1995 Annual Meeting of Shareholders which was incorporated by reference in, and included as Exhibit 2 to, the Registration Statement on Form 8-A filed by the Registrant with the Commission under Section 12(g) of the Exchange Act on October 26, 1995 (File No. 0-27-098), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide that to the fullest extent permitted by the North Carolina Business Corporation Act (the "NCBCA"), no person who serves as a director shall be personally liable to the Registrant or any of its stockholders or otherwise for monetary damages for breach of any duty as director. The Registrant's Bylaws state that any person who at any time serves or has served as a director or officer of the Registrant, or who, while serving as a director or officer of the Registrant, serves or has served at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Registrant to the fullest extent permitted by law against liability and litigation expense arising out of such status or activities in such capacity. "Liability and litigation expense" is defined in the Bylaws as including costs and expenses of litigation (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals.

     Litigation expense, as described above, may be paid by the Registrant in advance of the final disposition or termination of the litigation matter, if the Registrant receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by the Registrant as provided in the Registrant's Bylaws.

     Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director's conduct in the director's official capacity with the corporation was in its best interests and (y) in all other cases the director's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

     Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which, and the persons for whose benefit, indemnification shall or may be made.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):



          Exhibit No.                    Description of Document
          -----------                    -----------------------
              3.1               The Registrant's Articles of Incorporation
                                (incorporated by reference to Appendix C to
                                Proxy Statement -- Prospectus of First Savings
                                Bank of Moore County, Inc., SSB which is Exhibit
                                2 of the Registrant's Registration Statement on
                                Form 8-A, File Number 0-27-098, filed October
                                26, 1995, as amended)




              3.2 The Registrant's Bylaws (incorporated by reference to Appendix D to Proxy Statement --
                                Prospectus of First Savings Bank of Moore
                                County, Inc., SSB which is Exhibit 2 of the
                                Registrant's Registration Statement on Form 8-A,
                                File Number 0-27-098, filed October 26, 1995, as amended)

              4.0               Specimen Stock Certificate for the Registrant
                                (incorporated by reference to Exhibit 5 of the Registrant's Registration Statement on Form 8-A,
                                File Number 0-27-098, filed October 26, 1995, as amended)

              5.0               Opinion of Brooks, Pierce, McLendon, Humphrey &
                                Leonard, L.L.P. as to the legality of securities being registered

              10.1              First Savings Bank of Moore County, Inc., SSB
                                Employee Stock Option Plan, as amended by First
                                Amendment to First Savings Bank of Moore County,
                                Inc., SSB Employee Stock Option Plan
                                (incorporated by reference to Exhibit 10(ii)(a) of the Registrant's Registration statement on Form 8-A, File Number 0-27-0988, filed October
                                26, 1995, as amended)

              10.2              First Savings Bank of Moore County, Inc., SSB
                                Nonqualified Stock Option Plan for Directors, as amended by First Amendment to First Savings Bank of Moore County, Inc., SSB Nonqualified Stock
                                Option Plan for Directors (incorporated by reference to Exhibit 10(ii)(b) of the Registrant's Registration statement on Form 8-A,
                                File Number 0-27-0988, filed October 26, 1995, as amended)

              10.3              Second Amendment to First Savings Bank of Moore
                                County, Inc., SSB Employee Stock Option Plan, as adopted by the Board of Directors of First
                                Savings Bank of Moore County, Inc., SSB and
                                First Savings Bancorp, Inc. on December 12, 1996

              23.1              Consent of Brooks, Pierce, McLendon, Humphrey &
                                Leonard, L.L.P. (included in Exhibit 5.0)

              23.2              Consent of Dixon Odom PLLC

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events arising which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

         (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if
     --------  -------
the information required in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) For determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southern Pines, State of North Carolina, on the 11th day of December, 1997.


                                  FIRST SAVINGS BANCORP, INC.
                                  Registrant


                                  By:  /s/ William E. Samuels, Jr.
                                       ----------------------------------
                                       William E. Samuels, Jr., President

     Each person whose individual signature appears below hereby makes, constitutes and appoints William E. Samuels, Jr. to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 11, 1997              By:  /s/ William E. Samuels, Jr.
                                          -----------------------------------------------
                                          William E. Samuels, Jr., President and Director
                                          (Principal Executive Officer)

Date: December 11, 1997              By:  /s/ Timothy S. Maples
                                          -----------------------------------------------
                                          Timothy S. Maples,
                                          Vice President and Controller
                                          (Principal Financial Officer and
                                          Principal Accounting Officer)

Date: December 11, 1997              By:  /s/ John F. Burns
                                          -----------------------------------------------
                                          John F. Burns, Director

Date: December 11, 1997              By:  /s/ H. David Bruton
                                          -----------------------------------------------
                                          H. David Bruton, Director

Date: December 11, 1997              By:  /s/ J. E. Causey
                                          -----------------------------------------------
                                          J. E. Causey, Director

Date: December 11, 1997              By:  /s/ Henry A. Clayton
                                          -----------------------------------------------
                                          Henry A. Clayton, Director

Date: December 11, 1997              By:  /s/ Frank G. Hardister
                                          -----------------------------------------------
                                          Frank G. Hardister, Director

Date: December 11, 1997              By:  /s/ W. Harrell Johnson
                                          -----------------------------------------------
                                          W. Harrell Johnson, Director

Date: December 11, 1997              By:  /s/ Joe Montesanti, Jr.
                                          -----------------------------------------------
                                          Joe Montesanti, Jr., Director

Date: December 11, 1997              By:  /s/ Thomas F. Phillips
                                          -----------------------------------------------
                                          Thomas F. Phillips, Director

Date: December 11, 1997              By:  /s/ Virginia C. Brandt
                                          -----------------------------------------------
                                          Virginia C. Brandt, Director

Date: December 11, 1997              By:  /s/ Felton J. Capel
                                          -----------------------------------------------
                                          Felton J. Capel, Director


                                 EXHIBIT INDEX


                                                                     Method of
Exhibit No.                      Description                          Filing
-----------                      -----------                         ---------
    3.1      The Registrant's Articles of Incorporation           Incorporated
                                                                  by
                                                                  Reference

    3.2      The Registrant's Bylaws                              Incorporated
                                                                  by
                                                                  Reference

    4.0      Specimen Stock Certificate for the Registrant        Incorporated
                                                                  by
                                                                  Reference

    5.0      Opinion of Brooks, Pierce, McLendon,                 Filed Herewith
             Humphrey & Leonard, L.L.P. as to legality of
             securities being registered

    10.1     First Savings Bank of Moore County, Inc., SSB        Incorporated
             Employee Stock Option Plan, as amended by            by
             First Amendment to First Savings Bank of             Reference
             Moore County, Inc., SSB Employee Stock
             Option Plan

    10.2     First Savings Bank of Moore County, Inc., SSB        Incorporated
             Nonqualified Stock Option Plan for Directors, as     by
             amended by First Amendment to First Savings          Reference
             Bank of Moore County, Inc., SSB Nonqualified
             Stock Option Plan for Directors

    10.3     Second Amendment to First Savings Bank of            Filed Herewith
             Moore County, Inc., SSB Employee Stock
             Option Plan, as adopted by the Board of
             Directors of First Savings Bank of Moore
             County, Inc., SSB and First Savings Bancorp,
             Inc. on December 12, 1996

    23.1     Consent of Brooks, Pierce, McLendon,                 Filed Herewith
             Humphrey & Leonard, L.L.P. (included in
             Exhibit 5.0)

    23.2     Consent of Dixon Odom PLLC                           Filed Herewith

                                       8